       As filed with the Securities and Exchange Commission on May 8, 2002
                           Registration No. 333-56554

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 6

                                   FORM S-3/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               C-3D DIGITAL, INC.

             (Exact name of Registrant as specified in its charter)
UTAH                                                                 76-0279816
State of Incorporation                             I.R.S. Identification Number

                             10 Universal City Plaza
                                   Suite 1100
                            Universal City, CA 91608
                                  818-509-6262

               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                             10 Universal City Plaza
                                   Suite 1100
                            Universal City, CA 91608
                                  818-509-6262
                        Chandos Mahon, CEO and President
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

 This Registration Statement consists of a total of 40 pages. The Exhibit Index is on page 38.

Approximate date of commencement of proposed sale to public: At such time or times after the effective date of this Registration Statement as the Selling Shareholders shall determine.

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ITEM 16. EXHIBITS

                                EXHIBIT INDEX

Exhibit
No.                            Name of Exhibit

4.1 Specimen certificate for common stock filed as Exhibit 4.1 to the Company's 8-A registration statement and incorporated herein by reference.

4.2 Amended and Restated Master Agreement between the Company and Another World Inc. dated June 13, 2001 (Incorporated by reference from Schedule 14A filed by the Company with the Commission on June 14, 2001.)

4.3 Amended Settlement Agreement between the Company and BH Productions, Inc. dated February 27, 2001. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001.)

4.4 Asset Purchase Agreement between the Company and Cinema Internet Networks, Inc. dated May 25, 2000. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001.)

4.5 Letter Amendment to Asset Purchase Agreement between the Company and Cinema Internet Networks, Inc. dated August 3, 2000. *

4.6 Pledge and Escrow Agreement between the Company and Cinema Internet Networks, Inc., and Linda J. Hogg, escrow agent, dated August 23, 2000.*

4.7 Amendment to Agreement between the Company and Cinema Internet Networks, Inc. dated February 2, 2001.*

4.8 Resolutions of the Board of Directors of the Company dated January 12, 2001, authorizing the issuance of common stock of the Company to certain named directors and officers of the Company.**

4.9 Modification and Settlement Agreement between the Company and Crooks Hollow Road, L.L.C dated November 30, 2001.***

4.10 Common Stock Purchase Agreement between the Company and Crooks Hollow Road, L.L.C dated May 10, 2000 (Incorporated by reference from Form 8-K filed by the Company with the Commission on May 26, 2000.)

4.11 Registration Rights Agreement between the Company and Crooks Hollow Road,L.L.C, dated May 10, 2000. (Incorporated by reference from Form 8-K filed by the Company with the Commission on May 26, 2000.)

4.12 Modification Agreement between the Company and Crooks Hollow Road, L.L.C dated August 28, 2000.*


                                       1
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4.13    Amendment to Agreement between the Company and Crooks Hollow Road, L.L.C dated February 18, 2001.*

4.14 Settlement Agreement between the Company and Eagle Plaza, L.C. dated January 20, 2001.**

4.15 Settlement Agreement between the Company and Fernando Gomez dated August 17, 2001.**

4.16 Settlement Agreement between the Company and Blaine Harris dated July 27, 2001.**

4.17 Promissory Note issued by the Company for the benefit of I-O Display Systems, LLC , doing business as Razor Digital Media. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001.)

4.18 Corporate Finance and Advisory Agreement between the Company and Dutchess Advisors, Ltd. dated December 21, 1999.*

4.19 Amendment to Agreement between the Company and Dutchess Advisors, Ltd. dated February 25, 2001.*

4.20 General Release and Settlement Agreement between the Company and Lion's Gate Entertainment, Inc. dated July 31, 2001.**

4.21 Settlement Agreement between the Company and Academy Entertainment, Inc. dated May 30, 2001. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001.)

4.22 Settlement Agreement between the Company and National Financial Communications Corp. dated June 1, 2001. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001).

4.23 Settlement Agreement between the Company and Programming Services, Inc. dated March 19, 2001. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001.)

4.24 Settlement Agreement between the Company and Rocky Mountain Employee Benefits, Inc. dated February 8, 2001.*

4.25 Agreement between the Company and Scott Applegate and Ten Private Cable dated August 9, 2000.*

4.26 Amendment to Agreement between the Company and Applegate dated February 16, 2001.*

4.27 Asset Purchase Agreement between the Company and United Business Services, Inc. dated March 31, 2000.*

4.28 Letter Amendment to Asset Purchase Agreement between the Company and 0nited Business Services, Inc dated August 8, 2000.*

4.29 Amendment to Agreement between the Company and United Business Services, Inc dated January 5, 2001.*

4.30 Waiver and Release by certain shareholders of the VisionComm Inc. dated April 15, 2001. (Incorporated by reference from Schedule 14A filed by the Company


                                       2
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with the Commission on June 14, 2001.)

4.31 Settlement Agreement between Hudson Consulting Group, Inc. and Chequemate International, Inc. dated January 23, 2002.***

4.32 Amended Stock Purchase and Sale Agreement by and among the Company VisionComm Inc. and the shareholders of VisionComm (Incorporated by reference to Form 8-K filed with the Commission on January 9, 2001.)

4.33 Form of Settlement Agreement between the Company and I-O Display Systems, LLC doing business as Razor Digital Media.***

4.34 Investment Agreement between the Company and Dutchess Private Equities Fund, L.P. dated January 9, 2002.****

4.35 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P. dated January 9, 2002.****
-

5.1     Opinion of Bruce M. Pritchett,P.C.*****


23.2    Consent of Kerber, Eck and Braeckel, LLP*****

23.3    Consent of HJ & Associates, Certified Public Accountants

23.4 Consent of Bruce M. Pritchett, P.C. (contained in Opinion of Counsel filed as Exhibit 5.1)*****

99.1 Information required by Rule 3-O5 and Article II of Regulation S-X with respect to the acquisition of VisionComm Inc. (Incorporated by reference to Form8-K/A filed by the Company with the Commission February 8, 2002.)

* Previously filed with the Commission as an exhibit to our S-3 filed with the Commission on March 5, 2001.

** Previously filed with the Commission as an exhibit to our S-3/A filed with the Commission on November 30, 2001.

*** Previously filed with the Commission as an exhibit to our S-3/A, Amendment No. 2 filed with the Commission on February 8, 2002.

**** Previously filed with the Commission as an exhibit to our S-3/A, Amendment No. 3 filed with the Commission on March 22, 2002.

***** Previously filed with the Commission as an exhibit to our S-3/A, Amendment No. 5 filed with the Commission on May 8, 2002.

ITEM 17. UNDERTAKINGS

We hereby undertake-: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material changes to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 10, 2002.

C-3D DIGITAL, INC.

Date: May 10, 2002

By /s/ Chandos Mahon
  ------------------------------
Chandos Mahon
President, Chief Executive Officer and Chief Financial Officer


   /s/ Timothy C. Maher
  ------------------------------
Timothy C. Maher
Controller


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                                POWER OF ATTORNEY

We, the undersigned officers and directors of C-3D Digital, Inc., hereby severally constitute Chandos Mahon, as our true and lawful attorney with full power to him, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable C-3D Digital, Inc. , to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as it may be signed by our said attorney, to said Registration Statement and any and all amendments thereto.

Date: May 10, 2002


By /s/ William Brinkmeier
   ------------------------------------
William Brinkmeier, Director Date: May 10, 2002

By /s/ In Q Lee
   ------------------------------------
In Q Lee, Director Date: May 10, 2002

By /s/ Chandos Mahon
   ------------------------------------
Chandos Mahon, Director Date: May 10, 2002

By /s/ Thomas Nix
   ------------------------------------
Thomas Nix, Director Date: May 10, 2002

By /s/ Philmoon Seong
   ------------------------------------
Philmoon Seong, Director Date: May 10, 2002

By /s/ Alexander Shang
   ------------------------------------
Alexander Shang, Director Date: May 10, 2002

By /s/ Chung Lee
   ------------------------------------
Chung Lee, Director Date: May 10, 2002


                                       5
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                                 EXHIBIT INDEX

Exhibit
No.                             Name of Exhibit

4.1 Specimen certificate for common stock filed as Exhibit 4.1 to the Company's 8-A registration statement and incorporated herein by reference.

4.2 Amended and Restated Master Agreement between the Company and Another World Inc. dated June 13, 2001 (Incorporated by reference from Schedule 14A filed by the Company with the Commission on June 14, 2001.)

4.3 Amended Settlement Agreement between the Company and BH Productions, Inc. dated February 27, 2001. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001.)

4.4 Asset Purchase Agreement between the Company and Cinema Internet Networks, Inc. dated May 25, 2000. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001.)

4.5 Letter Amendment to Asset Purchase Agreement between the Company and Cinema Internet Networks, Inc. dated August 3, 2000. *

4.6 Pledge and Escrow Agreement between the Company and Cinema Internet Networks, Inc., and Linda J. Hogg, escrow agent, dated August 23, 2000.*

4.7 Amendment to Agreement between the Company and Cinema Internet Networks, Inc. dated February 2, 2001.*

4.8 Resolutions of the Board of Directors of the Company dated January 12, 2001, authorizing the issuance of common stock of the Company to certain named directors and officers of the Company.**

4.9 Modification and Settlement Agreement between the Company and Crooks Hollow Road, L.L.C dated November 30, 2001.***

4.10 Common Stock Purchase Agreement between the Company and Crooks Hollow Road, L.L.C dated May 10, 2000 (Incorporated by reference from Form 8-K filed by the Company with the Commission on May 26, 2000.)

4.11 Registration Rights Agreement between the Company and Crooks Hollow Road, L.L.C, dated May 10, 2000. (Incorporated by reference from Form 8-K filed by the Company with the Commission on May 26, 2000.)

4.12 Modification Agreement between the Company and Crooks Hollow Road, L.L.C dated August 28, 2000.*

4.13 Amendment to Agreement between the Company and Crooks Hollow Road, L.L.C dated February 18, 2001.*

4.14 Settlement Agreement between the Company and Eagle Plaza, L.C. dated January 20, 2001.**

4.15 Settlement Agreement between the Company and Fernando Gomez dated August 17, 2001.**

4.16 Settlement Agreement between the Company and Blaine Harris dated July 27, 2001.**

4.17 Promissory Note issued by the Company for the benefit of I-O Display Systems, LLC , doing business as Razor Digital Media. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001.)

4.18 Corporate Finance and Advisory Agreement between the Company and Dutchess Advisors, Ltd. dated December 21, 1999.*

4.19 Amendment to Agreement between the Company and Dutchess Advisors, Ltd. dated February 25, 2001.*

4.20 General Release and Settlement Agreement between the Company and Lion's Gate Entertainment, Inc. dated July 31, 2001.**

4.21 Settlement Agreement between the Company and Academy Entertainment, Inc. dated May 30, 2001. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001.)

4.22 Settlement Agreement between the Company and National Financial Communications Corp. dated June 1, 2001. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001).

4.23 Settlement Agreement between the Company and Programming Services, Inc. dated March 19, 2001. (Incorporated by reference from Form 10-KSB filed by the Company with the Commission on July 11, 2001.)

4.24 Settlement Agreement between the Company and Rocky Mountain Employee Benefits, Inc. dated February 8, 2001.*

4.25 Agreement between the Company and Scott Applegate and Ten Private Cable dated August 9, 2000.*

4.26 Amendment to Agreement between the Company and Applegate dated February 16, 2001.*

4.27 Asset Purchase Agreement between the Company and United Business Services, Inc. dated March 31, 2000.*

4.28 Letter Amendment to Asset Purchase Agreement between the Company and United Business Services, Inc dated August 8, 2000.*

4.29 Amendment to Agreement between the Company and United Business Services, Inc dated January 5, 2001.*

4.30 Waiver and Release by certain shareholders of the VisionComm Inc. dated April 15, 2001. (Incorporated by reference from Schedule 14A filed by the Company with the Commission on June 14, 2001.)

4.31 Settlement Agreement between Hudson Consulting Group, Inc. and Chequemate International, Inc. dated January 23, 2002.***

4.32 Amended Stock Purchase and Sale Agreement by and among the Company VisionComm Inc. and the shareholders of VisionComm (Incorporated by reference to Form 8-K filed with the Commission on January 9, 2001.)

4.33    Form of Settlement Agreement between the Company and I-O Display
Systems,


                                       7
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LLC doing business as Razor Digital Media.***

4.34 Investment Agreement between the Company and Dutchess Private Equities Fund, L.P. dated January 9, 2002****

4.35 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P. dated January 9, 2002****
-

5.1 Opinion of Bruce M. Pritchett, P.C.*****


23.2 Consent of Kerber, Eck and Braeckel, LLP*****

23.3 Consent of HJ & Associates, Certified Public Accountants

23.4 Consent of Bruce M. Pritchett, P.C. (contained in Opinion of Counsel filed as Exhibit 5.1)*****

99.1 Information required by Rule 3-O5 and Article II of Regulation S-X with respect to the acquisition of VisionComm Inc. (Incorporated by reference to Form 8-K/A filed by the Company with the Commission February 8, 2002.)

* Previously filed with the Commission as an exhibit to our S-3 filed with the Commission on March 5, 2001.

** Previously filed with the Commission as an exhibit to our S-3/A filed with the Commission on November 30, 2001.

*** Previously filed with the Commission as an exhibit to our S-3/A, Amendment No. 2 filed with the Commission on February 8, 2002.

**** Previously filed with the Commission as an exhibit to our S-3/A, Amendment No. 3 filed with the commission on March 22, 2002.

***** Previously filed with the Commission as an exhibit to our S-3/A, Amendment No. 5 as filed with the Commission on May 8, 2002.


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